Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2023 Second Quarter Earnings

Contact: Linda Simmons, EVP, CFO

Brockton, Massachusetts (July 25, 2023): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $7.5 million, or $0.17 per diluted share, for the second quarter of 2023, compared to net income of $7.3 million, or $0.16 per diluted share, for the preceding quarter and net income of $10.0 million, or $0.21 per diluted share, for the same period last year.

Selected Financial Highlights:

●	Loan growth of $75.6 million, or 1.6%, and deposit growth of $45.8 million, or 1.1%, on a linked-quarter basis.
●	The closure of one branch and the relocation of another branch were completed, providing long-term expense savings.
●	Completed share repurchase program and received regulatory non-objection for sixth share repurchase program.

“During the second quarter, we completed our fifth share repurchase program and received regulatory approval to commence our sixth program,” said Joseph F. Casey, President and CEO. “Despite continued economic headwinds, our book value per share and tangible book value per share increased for the last three consecutive quarters. Additionally, the pace of deposit cost increases has slowed and we had solid customer deposit growth in Q2, with the average balance increasing at an annualized growth rate of 9.5%.”

Net Interest Income

The Company’s net interest and dividend income was $32.1 million for the quarter ended June 30, 2023, compared to $34.4 million for the quarter ended March 31, 2023, and $37.2 million for the quarter ended June 30, 2022. The tax equivalent interest rate spread and net interest margin were 1.89% and 2.45%, respectively, for the quarter ended June 30, 2023, compared to 2.28% and 2.78%, respectively, for the quarter ended March 31, 2023, and 3.39% and 3.48%, respectively, for the quarter ended June 30, 2022. The Company continues to evaluate and execute strategies to mitigate interest rate risk and manage net interest margin, including designated fair value and cash flow hedges, competitive deposit and loan pricing and brokered certificates of deposit.

On a linked-quarter basis, the decreases in net interest and dividend income, tax equivalent interest rate spread, and net interest margin primarily reflect an increase in interest-bearing liabilities, with higher cost of funding, partially offset by increased loan balances and yields with liability repricing outpacing assets. The cost of funds was 235 basis points for the quarter ended June 30, 2023, compared to 188 basis points for the preceding quarter. Income on other interest-earning assets increased $2.1 million on a linked-quarter basis, primarily reflecting an increase in the average balance invested in federal funds.

The $5.1 million decrease in net interest and dividend income from the prior year quarter reflects an increase of $26.0 million, or 978.1%, in total interest expense, partially offset by an increase of $20.9 million, or 52.5%, in total interest and dividend income. The changes reflect rate and volume changes in both interest-bearing assets and liabilities. The cost of interest-bearing liabilities increased 240 basis points, while the average balance increased $1.08 billion, and the yield on interest-earning assets increased 90 basis points, while the average balance increased $1.00 billion.

Noninterest Income

Total noninterest income increased $4.0 million, or 45.7%, to $12.7 million for the quarter ended June 30, 2023, from $8.7 million for the quarter ended March 31, 2023. Higher gain-on-sale margins and volume provided gain on loan sales of $3.3 million for the quarter ended June 30, 2023 compared to $2.2 million in gain on sales for the preceding quarter, from mortgage loan closings of $172.2 million and $125.6 million, respectively. Deposit account fees were $5.0 million for the quarter ended June 30, 2023, compared to $4.7 million for the quarter ended March 31, 2023.

The increase in the fair value of mortgage servicing rights for the three months ended June 30, 2023 was $915,000 as compared to a decrease of $1.3 million in the fair value of mortgage servicing rights for the three months ended March 31, 2023. The valuation was positively impacted by key benchmark mortgage rates used in the valuation. The impact of principal payments on the underlying mortgages on the mortgage servicing rights was $479,000 and $371,000 for the quarters ended June 30, 2023 and March 31, 2023, respectively.

Total noninterest income decreased $1.4 million, or 10.2%, compared to the quarter ended June 30, 2022, primarily due to a $2.0 million, or 24.5%, decrease in mortgage banking income, driven by the decrease in loan demand as a result of interest rate increases. The prior year quarter also reflected a $1.6 million increase in the fair value of mortgage servicing rights.

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

Noninterest Expense

Total noninterest expenses were $31.7 million for the quarter ended June 30, 2023, an increase of $216,000, or 0.7%, from the quarter ended March 31, 2023. Deposit insurance expense increased $666,000 and compensation and benefits increased $421,000, primarily reflecting increased mortgage origination commission partially offset by decreased payroll tax expense. There were additional decreases in occupancy and equipment expense of $407,000, reflecting recent cost saving measures.

Total noninterest expenses decreased $3.2 million, or 9.2%, from the quarter ended June 30, 2022. Compensation and benefits decreased $3.2 million, primarily reflecting decreased mortgage origination commission and incentive accruals, and professional fees decreased $566,000, partially offset by a deposit insurance expense increase of $822,000.

During the second quarter of 2023 the Bank took cost-saving and organizational efficiency measures with an estimated annual savings of $2.9 million and recognized severance expense of $452,000. Additionally, the Bank closed one branch and relocated another branch, which will both provide additional long-term expense savings.

Asset Quality and Allowance for Credit Losses

Total nonperforming assets were $20.2 million at June 30, 2023, compared to $12.3 million at March 31, 2023 and $24.4 million at June 30, 2022. Nonperforming assets as a percentage of total assets were 0.36% at June 30, 2023, 0.22% at March 31, 2023, and 0.52% at June 30, 2022. During the quarter ended June 30, 2023, a $2.9 million charge off was recorded on a metro office space commercial real estate credit, and it was placed on nonaccrual. As of June 30, 2023, the carrying value of the credit is $7.0 million.

The provision for credit losses for the quarter ended June 30, 2023 was $3.3 million and primarily reflects replenishment as a result of the charge-off and provisioning for loan growth. Net charge-offs totaled $2.7 million, or 0.23% of average loans outstanding on an annualized basis, for the quarter ended June 30, 2023. Net recoveries totaled $11,000 for the quarter ended March 31, 2023, and $504,000 for the quarter ended June 30, 2022.

The allowance for credit losses (“ACL”) on loans  was $47.8 million, or 1.02% of total loans, at June 30, 2023, compared to $47.0 million, or 1.02% of total loans, at March 31, 2023 and $43.6 million, or 1.11% of total loans, at June 30, 2022. The ACL on unfunded commitments, included in other liabilities on the unaudited Consolidated Balance Sheets, amounted to $4.8 million at June 30, 2023 as compared to $5.0 million at March 31, 2023 and $5.1 million at June 30, 2022.

We believe that we are well positioned to withstand a downturn in the credit cycle should one materialize. We continue to closely monitor our loan portfolio for signs of deterioration. Management continues to be focused on commercial real estate in light of speculation that commercial real estate values may deteriorate as the market adjusts to higher vacancies and rates. Our commercial real estate portfolio is centered in New England, with approximately 75% in Massachusetts and Rhode Island. Approximately 60% of commercial real estate loans are fixed-rate loans with limited near-term maturity risk.

Management has also identified certain sectors within the commercial real estate segment that may be particularly susceptible to increased credit risk as a result of trends that were precipitated by the COVID-19 pandemic and may be exacerbated by current economic conditions. This includes business-oriented hotels, non-anchored retail space and metro office space. As of June 30, 2023, business-oriented hotels loans included 13 loans with a total outstanding balance of $114.8 million, non-anchored retail space loans included 28 loans with a total outstanding balance of $41.5 million, and metro office space loans included two loans with a total outstanding balance of $11.9 million. As of June 30, 2023, there was one metro office space loan with a carrying value of $7.0 million, that was rated doubtful and on nonaccrual and one business-oriented hotel credit with a carrying value of $1.8 million that was rated substandard and on nonaccrual. The other loans in these groups were performing in accordance with their terms.

Balance Sheet

Total assets increased $86.4 million, or 1.6%, to $5.66 billion at June 30, 2023, from $5.57 billion at March 31, 2023. The increase primarily reflects an increase of $75.6 million in loans.

Available-for-sale securities were $292.0 million and $303.1 million at June 30, 2023 and March 31, 2023, respectively. The unrealized loss on securities available for sale increased to $66.5 million as of June 30, 2023, as compared to $61.2 million of unrealized losses as of March 31, 2023. Securities held to maturity were $19.8 million, or 0.35% of total assets, with a fair value of $19.0 million.

Loans increased $75.6 million, or 1.6%, to $4.70 billion at June 30, 2023, from $4.62 billion at March 31, 2023. The increase in loans for the three months ended June 30, 2023 was primarily due to increases in commercial and industrial loans of $30.4 million, commercial construction loans of $16.2 million, and residential real estate loans of $33.8 million, partially offset by a decrease in consumer loans of $4.8 million. Management continues to seek prudent commercial lending opportunities to deepen relationships with existing customers and develop new relationships with strong borrowers.

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

Total deposits were $4.29 billion at June 30, 2023 and $4.24 billion at March 31, 2023. Compared to the prior quarter, non-certificate accounts decreased $35.7 million, brokered deposits decreased $7.9 million, and term certificate accounts increased $89.4 million, primarily due to an 11-month term rate special offered during the quarter. As of June 30, 2023, FDIC-insured deposits were approximately 69% of total deposits, including Bank subsidiary deposits. Including Depositors Insurance Fund (“DIF”), excess insurance coverage that remains available until February 24, 2024, insured deposits are approximately 88% of total deposits, including Bank subsidiary deposits. The Bank exited the DIF as of February 24, 2023; however, insurance remains in place for funds on deposit as of that date for one year or until maturity for term certificates.

FHLB borrowings increased $13.9 million to $604.6 million at June 30, 2023 from $590.7 million at March 31, 2023. At June 30, 2023, FHLB short-term borrowings were $414.0 million as the Bank utilized available credit to enhance liquidity. In the second quarter of 2023, the Bank established access to the Bank Term Funding Program (“BTFP”) with the Federal Reserve to enhance its liquidity position. As of June 30, 2023, there were no outstanding advances under the BTFP and the Bank had $1.0 billion in available borrowing capacity across multiple relationships.

Total stockholders’ equity was $595.5 million at June 30, 2023, compared to $599.8 million at March 31, 2023 and $624.5 million at June 30, 2022. Stockholders’ equity decreased 0.7% when compared to the prior quarter, as earnings were offset by share repurchases. The Company repurchased 472,308 shares at an average price of $12.30, including $0.13 per share of excise tax, during the three months ended June 30, 2023. A share repurchase program that commenced in the first quarter of 2023 was completed in the second quarter of 2023, and the Company plans to commence a sixth share repurchase program during the third quarter of 2023. The tangible-common-equity-to-tangible-assets ratio (1) was 9.38% at June 30, 2023, 9.60% at March 31, 2023, and 11.92% at June 30, 2022. At June 30, 2023, the Company and the Bank had strong capital positions, exceeded all regulatory capital requirements, and are considered well-capitalized.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, a Massachusetts-chartered trust company. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 30 full-service banking centers located in Massachusetts and Rhode Island, and commercial lending offices in Boston, Massachusetts and Providence, Rhode Island. HarborOne Bank also provides a range of educational resources through “HarborOne U,” with free digital content, webinars, and recordings for small business and personal financial education. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, provides mortgage lending services throughout New England and other states.

(1) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets to total assets less goodwill and intangible assets.

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (“SEC”), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, changes in general business and economic conditions (including inflation and concerns about inflation) on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in customer behavior; ongoing turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; increases in loan default and charge-off rates; decreases in the value of securities in the Company’s investment portfolio; fluctuations in real estate values; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior or adverse economic developments; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions; acquisitions may not produce results at levels or within time frames originally anticipated; cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, and future pandemics; changes in regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC, which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The Company’s management believes that the supplemental non-GAAP information, which consists of the efficiency ratio, tangible common equity to tangible assets ratio and tangible book value per share, is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2023	2023	2022	2022	2022

Assets

Cash and due from banks	$43,525	$38,989	$39,712	$39,910	$35,843
Short-term investments	209,326	210,765	58,305	46,044	48,495
Total cash and cash equivalents	252,851	249,754	98,017	85,954	84,338

Securities available for sale, at fair value	292,012	303,059	301,149	304,852	334,398
Securities held to maturity, at amortized cost	19,839	19,838	19,949	15,000	10,000
Federal Home Loan Bank stock, at cost	27,123	23,589	20,071	15,973	5,625
Asset held for sale	966	—	—	—	—
Loans held for sale, at fair value	20,949	13,956	18,544	18,805	31,679
Loans:
Commercial real estate	2,286,688	2,286,727	2,250,344	2,041,905	1,847,619
Commercial construction	228,902	212,689	199,311	185,062	158,762
Commercial and industrial	453,422	423,036	424,275	397,112	407,182
Total commercial loans	2,969,012	2,922,452	2,873,930	2,624,079	2,413,563
Residential real estate	1,701,766	1,667,934	1,634,319	1,520,809	1,423,074
Consumer	27,425	32,246	41,421	52,466	75,312
Loans	4,698,203	4,622,632	4,549,670	4,197,354	3,911,949
Less: Allowance for credit losses on loans	(47,821)	(46,994)	(45,236)	(44,621)	(43,560)
Net loans	4,650,382	4,575,638	4,504,434	4,152,733	3,868,389
Mortgage servicing rights, at fair value	48,176	47,080	48,138	49,861	47,130
Goodwill	69,802	69,802	69,802	69,802	69,802
Other intangible assets	1,893	2,082	2,272	2,461	2,695
Other assets	275,261	268,060	277,169	272,202	249,988
Total assets	$5,659,254	$5,572,858	$5,359,545	$4,987,643	$4,704,044

Liabilities and Stockholders' Equity

Deposits:
Demand deposit accounts	$717,572	$726,548	$762,576	$795,945	$775,154
NOW accounts	286,956	287,376	297,692	308,191	316,839
Regular savings and club accounts	1,390,906	1,455,318	1,468,172	1,289,825	1,282,913
Money market deposit accounts	834,120	796,008	861,704	889,517	885,673
Term certificate accounts	742,931	653,553	497,975	484,936	487,354
Brokered deposits	315,003	322,927	301,380	114,696	100,000
Total deposits	4,287,488	4,241,730	4,189,499	3,883,110	3,847,933
FHLB borrowings	604,568	590,665	400,675	345,684	105,693
Subordinated debt	34,348	34,317	34,285	34,254	34,222
Other liabilities and accrued expenses	137,318	106,352	118,110	113,225	91,718
Total liabilities	5,063,722	4,973,064	4,742,569	4,376,273	4,079,566

Common stock	597	597	596	593	593
Additional paid-in capital	484,544	483,831	483,031	480,617	479,519
Unearned compensation - ESOP	(26,704)	(27,164)	(27,623)	(28,083)	(28,542)
Retained earnings	364,709	360,454	356,438	350,049	339,471
Treasury stock	(181,324)	(175,514)	(148,384)	(143,125)	(132,296)
Accumulated other comprehensive loss	(46,290)	(42,410)	(47,082)	(48,681)	(34,267)
Total stockholders' equity	595,532	599,794	616,976	611,370	624,478

Total liabilities and stockholders' equity	$5,659,254	$5,572,858	$5,359,545	$4,987,643	$4,704,044

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except share data)	2023	2023	2022	2022	2022

Interest and dividend income:
Interest and fees on loans	$55,504	$52,771	$49,177	$42,065	$37,522
Interest on loans held for sale	326	286	334	377	331
Interest on securities	2,035	2,079	2,045	1,971	1,873
Other interest and dividend income	2,935	803	359	143	131
Total interest and dividend income	60,800	55,939	51,915	44,556	39,857

Interest expense:
Interest on deposits	20,062	15,913	8,499	3,491	2,019
Interest on FHLB and FRB borrowings	8,114	5,105	3,703	1,209	119
Interest on subordinated debentures	524	523	524	524	524
Total interest expense	28,700	21,541	12,726	5,224	2,662

Net interest and dividend income	32,100	34,398	39,189	39,332	37,195

Provision for credit losses	3,283	1,866	2,108	668	2,546

Net interest and dividend income, after provision for credit losses	28,817	32,532	37,081	38,664	34,649

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	3,300	2,224	2,301	3,809	4,538
Changes in mortgage servicing rights fair value	436	(1,692)	(2,631)	1,816	862
Other	2,312	2,216	2,325	2,453	2,612
Total mortgage banking income	6,048	2,748	1,995	8,078	8,012

Deposit account fees	5,012	4,733	5,031	4,870	4,892
Income on retirement plan annuities	128	119	118	119	112
Bank-owned life insurance income	511	500	501	503	494
Other income	963	590	2,255	675	593
Total noninterest income	12,662	8,690	9,900	14,245	14,103

Noninterest expenses:
Compensation and benefits	18,220	17,799	20,104	20,991	21,455
Occupancy and equipment	4,633	5,040	4,935	4,829	4,575
Data processing	2,403	2,346	2,359	2,311	2,259
Loan expense	417	313	169	355	385
Marketing	925	1,181	862	850	986
Professional fees	1,114	1,501	1,446	1,457	1,680
Deposit insurance	1,176	510	385	357	354
Other expenses	2,837	2,819	4,384	3,323	3,260
Total noninterest expenses	31,725	31,509	34,644	34,473	34,954

Income before income taxes	9,754	9,713	12,337	18,436	13,798

Income tax provision	2,275	2,416	2,760	4,678	3,811

Net income	$7,479	$7,297	$9,577	$13,758	$9,987

Earnings per common share:
Basic	$0.17	$0.16	$0.21	$0.30	$0.21
Diluted	$0.17	$0.16	$0.21	$0.30	$0.21
Weighted average shares outstanding:
Basic	43,063,507	44,857,224	45,321,491	45,830,737	46,980,830
Diluted	43,133,455	45,284,240	45,861,658	46,420,527	47,536,033

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	For the Six Months Ended June 30,
(dollars in thousands, except share data)	2023	2022	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$108,275	$71,098	$37,177	52.3%
Interest on loans held for sale	612	595	17	2.9
Interest on securities	4,114	3,574	540	15.1
Other interest and dividend income	3,738	192	3,546	1846.9
Total interest and dividend income	116,739	75,459	41,280	54.7

Interest expense:
Interest on deposits	35,975	3,640	32,335	888.3
Interest on FHLB and FRB borrowings	13,219	307	12,912	4205.9
Interest on subordinated debentures	1,047	1,047	—	0.0
Total interest expense	50,241	4,994	45,247	906.0

Net interest and dividend income	66,498	70,465	(3,967)	(5.6)

Provision for credit losses	5,149	2,884	2,265	78.5

Net interest and dividend income, after provision for credit losses	61,349	67,581	(6,232)	(9.2)

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	5,524	9,860	(4,336)	(44.0)
Changes in mortgage servicing rights fair value	(1,256)	6,147	(7,403)	(120.4)
Other	4,528	5,170	(642)	(12.4)
Total mortgage banking income	8,796	21,177	(12,381)	(58.5)

Deposit account fees	9,745	9,364	381	4.1
Income on retirement plan annuities	247	219	28	12.8
Bank-owned life insurance income	1,011	977	34	3.5
Other income	1,553	1,427	126	8.8
Total noninterest income	21,352	33,164	(11,812)	(35.6)

Noninterest expenses:
Compensation and benefits	36,019	42,178	(6,159)	(14.6)
Occupancy and equipment	9,673	10,003	(330)	(3.3)
Data processing	4,749	4,500	249	5.5
Loan expense	730	863	(133)	(15.4)
Marketing	2,106	2,204	(98)	(4.4)
Professional fees	2,615	3,219	(604)	(18.8)
Deposit insurance	1,686	703	983	139.8
Other expenses	5,656	6,119	(463)	(7.6)
Total noninterest expenses	63,234	69,789	(6,555)	(9.4)

Income before income taxes	19,467	30,956	(11,489)	(37.1)

Income tax provision	4,691	8,702	(4,011)	(46.1)

Net income	$14,776	$22,254	$(7,478)	(33.6)%

Earnings per common share:
Basic	$0.34	$0.47
Diluted	$0.33	$0.46
Weighted average shares outstanding:
Basic	43,955,411	47,406,257
Diluted	44,203,893	48,110,863

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (8)	Balance	Interest	Cost (7)	Balance	Interest	Cost (7)

	(dollars in thousands)
Interest-earning assets:
Investment securities (1)	$381,762	$2,035	2.14%	$387,303	$2,079	2.18%	$391,448	$1,873	1.92%
Other interest-earning assets	238,891	2,935	4.93	63,426	803	5.13	64,678	131	0.81
Loans held for sale	19,614	326	6.67	18,108	286	6.41	29,474	331	4.51
Loans
Commercial loans (2)(3)	2,938,292	38,842	5.30	2,901,464	36,837	5.15	2,384,630	25,295	4.25
Residential real estate loans (3)(4)	1,682,860	16,456	3.92	1,647,109	15,616	3.85	1,330,772	11,182	3.37
Consumer loans (3)	29,025	419	5.79	36,310	519	5.80	88,943	1,045	4.71
Total loans	4,650,177	55,717	4.81	4,584,883	52,972	4.69	3,804,345	37,522	3.96
Total interest-earning assets	5,290,444	61,013	4.63	5,053,720	56,140	4.51	4,289,945	39,857	3.73
Noninterest-earning assets	305,132			313,309			311,998
Total assets	$5,595,576			$5,367,029			$4,601,943
Interest-bearing liabilities:
Savings accounts	$1,421,622	6,165	1.74	$1,459,392	5,445	1.51	$1,266,912	626	0.20
NOW accounts	280,501	59	0.08	275,801	36	0.05	311,241	38	0.05
Money market accounts	802,373	6,256	3.13	824,694	5,238	2.58	885,305	635	0.30
Certificates of deposit	708,087	5,273	2.99	552,636	2,685	1.97	484,484	670	0.55
Brokered deposits	281,614	2,309	3.29	330,426	2,509	3.08	100,000	50	0.20
Total interest-bearing deposits	3,494,197	20,062	2.30	3,442,949	15,913	1.87	3,047,942	2,019	0.27
FHLB and FRB borrowings	666,345	8,114	4.88	448,096	5,105	4.62	34,763	119	1.36
Subordinated debentures	34,331	524	6.12	34,298	523	6.18	34,207	524	6.14
Total borrowings	700,676	8,638	4.94	482,394	5,628	4.73	68,970	643	3.74
Total interest-bearing liabilities	4,194,873	28,700	2.74	3,925,343	21,541	2.23	3,116,912	2,662	0.34
Noninterest-bearing liabilities:
Noninterest-bearing deposits	712,081			721,536			768,088
Other noninterest-bearing liabilities	88,363			101,820			75,186
Total liabilities	4,995,317			4,748,699			3,960,186
Total stockholders' equity	600,259			618,330			641,757
Total liabilities and stockholders' equity	$5,595,576			$5,367,029			$4,601,943
Tax equivalent net interest income		32,313			34,599			37,195
Tax equivalent interest rate spread (5)			1.89%			2.28%			3.39%
Less: tax equivalent adjustment		213			201			—
Net interest income as reported		$32,100			$34,398			$37,195
Net interest-earning assets (6)	$1,095,571			$1,128,377			$1,173,033
Net interest margin (7)			2.43%			2.76%			3.48%
Tax equivalent effect			0.02			0.02			—
Net interest margin on a fully tax equivalent basis			2.45%			2.78%			3.48%
Ratio of interest-earning assets to interest-bearing liabilities	126.12%			128.75%			137.63%

Supplemental information:
Total deposits, including demand deposits	$4,206,278	$20,062		$4,164,485	$15,913		$3,816,030	$2,019
Cost of total deposits			1.91%			1.55%			0.21%
Total funding liabilities, including demand deposits	$4,906,954	$28,700		$4,646,879	$21,541		$3,885,000	$2,662
Cost of total funding liabilities			2.35%			1.88%			0.27%

(1) Includes securities available for sale and securities held to maturity.

(2) Includes industrial revenue bonds for the quarters ended June 30, 2023 and March 31, 2023. Interest income from tax exempt loans is computed on a taxable equivalent basis using a rate of 21% for the quarters presented. The yield on commercial loans before tax equivalent adjustment at June 30, 2023 and March 31, 2023 was 5.27% and 5.12%, respectively.

(3) Includes nonaccruing loan balances and interest received on such loans.
(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.
(5) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(6) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets.
(8) Annualized.

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	For the Six Months Ended
	June 30, 2023			June 30, 2022
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)

	(dollars in thousands)

Interest-earning assets:
Investment securities (1)	$384,517	$4,114	2.16%	$392,401	$3,574	1.84%
Other interest-earning assets	151,644	3,738	4.97	107,386	192	0.36
Loans held for sale	18,865	612	6.54	29,657	595	4.05
Loans
Commercial loans (2)(3)	2,919,980	75,679	5.23	2,338,245	47,390	4.09
Residential real estate loans (3)(4)	1,665,083	32,072	3.88	1,276,041	21,324	3.37
Consumer loans (3)	32,647	938	5.79	103,512	2,384	4.64
Total loans	4,617,710	108,689	4.75	3,717,798	71,098	3.86
Total interest-earning assets	5,172,736	117,153	4.57	4,247,242	75,459	3.58
Noninterest-earning assets	309,198			319,362
Total assets	$5,481,934			$4,566,604
Interest-bearing liabilities:
Savings accounts	$1,440,403	11,610	1.63	$1,216,578	992	0.16
NOW accounts	278,164	95	0.07	306,287	74	0.05
Money market accounts	813,472	11,494	2.85	872,122	938	0.22
Certificates of deposit	630,791	7,958	2.54	503,243	1,399	0.56
Brokered deposits	305,885	4,818	3.18	100,000	237	0.48
Total interest-bearing deposits	3,468,715	35,975	2.09	2,998,230	3,640	0.24
FHLB and FRB borrowings	557,823	13,219	4.78	45,176	307	1.37
Subordinated debentures	34,315	1,047	6.15	34,190	1,047	6.18
Total borrowings	592,138	14,266	4.86	79,366	1,354	3.44
Total interest-bearing liabilities	4,060,853	50,241	2.49	3,077,596	4,994	0.33
Noninterest-bearing liabilities:
Noninterest-bearing deposits	716,782			753,414
Other noninterest-bearing liabilities	95,054			80,943
Total liabilities	4,872,689			3,911,953
Total stockholders' equity	609,245			654,651
Total liabilities and stockholders' equity	$5,481,934			$4,566,604
Tax equivalent net interest income		66,912			70,465
Tax equivalent interest rate spread (5)			2.08%			3.25%
Less: tax equivalent adjustment		414			—
Net interest income as reported		$66,498			$70,465
Net interest-earning assets (6)	$1,111,883			$1,169,646
Net interest margin (7)			2.59%			3.35%
Tax equivalent effect			0.02			—
Net interest margin on a fully tax equivalent basis			2.61%			3.35%
Ratio of interest-earning assets to interest-bearing liabilities	127.38%			138.01%

Supplemental information:
Total deposits, including demand deposits	$4,185,497	$35,975		$3,751,644	$3,640
Cost of total deposits			1.73%			0.20%
Total funding liabilities, including demand deposits	$4,777,635	$50,241		$3,831,010	$4,994
Cost of total funding liabilities			2.12%			0.26%

(1) Includes securities available for sale and securities held to maturity.

(2) Includes industrial revenue bonds for the six months ended June 30, 2023. Interest income from tax exempt loans is computed on a taxable equivalent basis using a rate of 21%. The yield on commercial loans before tax equivalent adjustment at June 30, 2023 was 5.20%.

(3) Includes nonaccruing loan balances and interest received on such loans.
(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.
(5) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(6) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets.
(8) Annualized.

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022

	(in thousands)

Interest-earning assets:
Investment securities (1)	$381,762	$387,303	$388,247	$390,577	$391,448
Other interest-earning assets	238,891	63,426	42,640	27,723	64,678
Loans held for sale	19,614	18,108	22,350	28,046	29,474
Loans
Commercial loans (2)(3)	2,938,292	2,901,464	2,770,667	2,522,359	2,384,630
Residential real estate loans (3)(4)	1,682,860	1,647,109	1,566,389	1,470,305	1,330,772
Consumer loans (3)	29,025	36,310	45,629	63,220	88,943
Total loans	4,650,177	4,584,883	4,382,685	4,055,884	3,804,345
Total interest-earning assets	5,290,444	5,053,720	4,835,922	4,502,230	4,289,945
Noninterest-earning assets	305,132	313,309	311,372	308,734	311,998
Total assets	$5,595,576	$5,367,029	$5,147,294	$4,810,964	$4,601,943
Interest-bearing liabilities:
Savings accounts	$1,421,622	$1,459,392	$1,408,493	$1,293,598	$1,266,912
NOW accounts	280,501	275,801	291,890	305,777	311,241
Money market accounts	802,373	824,694	878,609	893,452	885,305
Certificates of deposit	708,087	552,636	487,121	486,923	484,484
Brokered deposits	281,614	330,426	148,460	102,875	100,000
Total interest-bearing deposits	3,494,197	3,442,949	3,214,573	3,082,625	3,047,942
FHLB and FRB borrowings	666,345	448,096	392,508	196,036	34,763
Subordinated debentures	34,331	34,298	34,268	34,237	34,207
Total borrowings	700,676	482,394	426,776	230,273	68,970
Total interest-bearing liabilities	4,194,873	3,925,343	3,641,349	3,312,898	3,116,912
Noninterest-bearing liabilities:
Noninterest-bearing deposits	712,081	721,536	788,572	789,214	768,088
Other noninterest-bearing liabilities	88,363	101,820	101,621	80,304	75,186
Total liabilities	4,995,317	4,748,699	4,531,542	4,182,416	3,960,186
Total stockholders' equity	600,259	618,330	615,752	628,548	641,757
Total liabilities and stockholders' equity	$5,595,576	$5,367,029	$5,147,294	$4,810,964	$4,601,943

	Annualized Yield Trend - Quarters Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022

Interest-earning assets:
Investment securities (1)	2.14%	2.18%	2.09%	2.00%	1.92%
Other interest-earning assets	4.93%	5.13%	3.34%	2.05%	0.81%
Loans held for sale	6.67%	6.41%	5.93%	5.33%	4.51%
Commercial loans (2)(3)	5.30%	5.15%	4.92%	4.45%	4.25%
Residential real estate loans (3)(4)	3.92%	3.85%	3.64%	3.50%	3.37%
Consumer loans (3)	5.79%	5.80%	5.50%	4.99%	4.71%
Total loans	4.81%	4.69%	4.47%	4.11%	3.96%
Total interest-earning assets	4.63%	4.51%	4.27%	3.93%	3.73%

Interest-bearing liabilities:
Savings accounts	1.74%	1.51%	1.01%	0.37%	0.20%
NOW accounts	0.08%	0.05%	0.05%	0.05%	0.05%
Money market accounts	3.13%	2.58%	1.50%	0.61%	0.30%
Certificates of deposit	2.99%	1.97%	0.86%	0.64%	0.55%
Brokered deposits	3.29%	3.08%	1.32%	0.27%	0.20%
Total interest-bearing deposits	2.30%	1.87%	1.05%	0.45%	0.27%
FHLB and FRB borrowings	4.88%	4.62%	3.74%	2.45%	1.36%
Subordinated debentures	6.12%	6.18%	6.07%	6.07%	6.14%
Total borrowings	4.94%	4.73%	3.93%	2.99%	3.74%
Total interest-bearing liabilities	2.74%	2.23%	1.39%	0.63%	0.34%

(1) Includes securities available for sale and securities held to maturity.

(2) Includes industrial revenue bonds for the quarters ended March 31, 2023 and December 31, 2022. Interest income from tax exempt loans is computed on a taxable equivalent basis using a rate of 21% for the quarters presented. The yield on commercial loans before tax equivalent adjustment at March 31, 2023 and December 31, 2022 was 5.12% and 4.90%, respectively.

(3) Includes nonaccruing loan balances and interest received on such loans.
(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Performance Ratios (annualized):	2023	2023	2022	2022	2022
(dollars in thousands)

Return on average assets (ROAA)	0.54%	0.54%	0.74%	1.14%	0.87%

Return on average equity (ROAE)	4.98%	4.72%	6.22%	8.76%	6.22%

Total noninterest expense	$31,725	$31,509	$34,644	$34,473	$34,954
Less: Amortization of other intangible assets	189	189	189	235	235
Total adjusted noninterest expense	$31,536	$31,320	$34,455	$34,238	$34,719

Net interest and dividend income	$32,100	$34,398	$39,189	$39,332	$37,195
Total noninterest income	12,662	8,690	9,900	14,245	14,103
Total revenue	$44,762	$43,088	$49,089	$53,577	$51,298

Efficiency ratio (1)	70.45%	72.69%	70.19%	63.90%	67.68%

(1) This non-GAAP measure represents adjusted noninterest expense divided by total revenue

	At or for the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Asset Quality	2023	2023	2022	2022	2022
(dollars in thousands)

Total nonperforming assets	$20,210	$12,300	$14,840	$23,367	$24,441

Nonperforming assets to total assets	0.36%	0.22%	0.28%	0.47%	0.52%

Allowance for credit losses on loans to total loans	1.02%	1.02%	0.99%	1.06%	1.11%

Net charge-offs (recoveries)	$2,671	$(11)	$2,067	$(799)	$(504)

Annualized net charge-offs (recoveries)/average loans	0.23%	—%	0.19%	(0.08)%	(0.05)%

Allowance for credit losses on loans to nonperforming loans	236.62%	383.50%	305.93%	191.60%	178.41%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Capital and Share Related	2023	2023	2022	2022	2022
(dollars in thousands, except share data)

Common stock outstanding	46,575,478	47,063,087	48,961,452	49,202,660	49,989,007

Book value per share	$12.79	$12.74	$12.60	$12.43	$12.49

Tangible common equity:
Total stockholders' equity	$595,532	$599,794	$616,976	$611,370	$624,478
Less: Goodwill	69,802	69,802	69,802	69,802	69,802
Less: Other intangible assets (1)	1,893	2,082	2,272	2,461	2,695
Tangible common equity	$523,837	$527,910	$544,902	$539,107	$551,981

Tangible book value per share (2)	$11.25	$11.22	$11.13	$10.96	$11.04

Tangible assets:
Total assets	$5,659,254	$5,572,858	$5,359,545	$4,987,643	$4,704,044
Less: Goodwill	69,802	69,802	69,802	69,802	69,802
Less: Other intangible assets	1,893	2,082	2,272	2,461	2,695
Tangible assets	$5,587,559	$5,500,974	$5,287,471	$4,915,380	$4,631,547

Tangible common equity / tangible assets (3)	9.38%	9.60%	10.31%	10.97%	11.92%

(1) Other intangible assets are core deposit intangibles.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets divided by common stock outstanding.
(3) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets to total assets less goodwill and intangible assets.

HarborOne Bancorp, Inc.

Segments Statements of Net Income

(Unaudited)

	HarborOne Mortgage			HarborOne Bank
	For the Quarter Ended			For the Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
	2023	2023	2022	2023	2023	2022

	(in thousands)

Net interest and dividend income	$120	$327	$411	$32,490	$34,562	$37,246
Provision for credit losses	—	—	—	3,283	1,866	2,546
Net interest and dividend income, after provision for credit losses	120	327	411	29,207	32,696	34,700
Mortgage banking income:
Gain on sale of mortgage loans	3,300	2,224	4,538	—	—	—
Intersegment gain (loss)	90	454	1,097	(358)	(348)	(1,095)
Changes in mortgage servicing rights fair value	407	(1,556)	735	29	(136)	127
Other	2,117	2,015	2,393	195	201	219
Total mortgage banking income (loss)	5,914	3,137	8,763	(134)	(283)	(749)
Other noninterest income	—	—	7	6,614	5,942	6,084
Total noninterest income	5,914	3,137	8,770	6,480	5,659	5,335
Noninterest expense	5,493	5,322	7,242	26,193	26,190	27,131
Income (loss) before income taxes	541	(1,858)	1,939	9,494	12,165	12,904
Provision (benefit) for income taxes	232	(565)	549	2,193	3,115	3,550
Net income (loss)	$309	$(1,293)	$1,390	$7,301	$9,050	$9,354

	HarborOne Mortgage		HarborOne Bank
	For the Six Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022

	(in thousands)

Net interest and dividend income	$447	$761	$67,052	$70,670
Provision for credit losses	—	—	5,149	2,884
Net interest and dividend income, after provision for credit losses	447	761	61,903	67,786
Mortgage banking income:
Gain on sale of mortgage loans	5,524	9,860	—	—
Intersegment gain (loss)	544	1,934	(706)	(1,703)
Changes in mortgage servicing rights fair value	(1,149)	5,430	(107)	717
Other	4,132	4,718	396	452
Total mortgage banking income (loss)	9,051	21,942	(417)	(534)
Other noninterest income	—	16	12,556	11,971
Total noninterest income	9,051	21,958	12,139	11,437
Noninterest expense	10,815	15,003	52,383	53,956
(Loss) income before income taxes	(1,317)	7,716	21,659	25,267
(Benefit) provision for income taxes	(333)	2,090	5,308	7,107
Net (loss) income	$(984)	$5,626	$16,351	$18,160